Exhibit 99.1


                                                         For Immediate Release



                             LIBERTY MEDIA TO INVEST

                             UP TO $1.4 BILLION CASH

                               IN UNITEDGLOBALCOM


                        $1.0 Billion Available Initially;
           $400 Million Expected to be Available in the Second Quarter

       United Commits to Fully Subscribe to ?1.0 Billion (US$910 Million)
                   Rights Offering for European Subsidiary UPC


                          June 2000 Agreement Modified


Denver, CO. (February 23, 2001) - UnitedGlobalCom, Inc. ("United") (NASDAQ:
UCOMA), and Liberty Media Corp. ("Liberty") (NYSE: LMG.A, LMG.B) today announced that Liberty has agreed to acquire up to 100,000 shares of Series E Participating Convertible Preferred Stock ("Preferred Stock") from United in exchange for $1.4 billion in cash. The Preferred Stock (summarized below) will carry no dividend and will be convertible into approximately 54.1 million common shares of United, representing an effective issue price of $25.87 per common share.

The purchase of the Preferred Stock by Liberty will occur in two stages. Liberty will purchase $1.0 billion of Preferred Stock (convertible into approximately
38.6 million United shares) upon receipt of certain regulatory approvals, which are expected in the next 30 days. The remaining $400 million of Preferred Stock (convertible into approximately 15.5 million United shares) will be purchased at the time United completes the acquisition of Liberty's Latin American assets, as set out in the June 25, 2000 agreement between the parties. The parties expect that to occur in the second quarter of 2001.

o Liberty's agreement to purchase the Preferred Stock represents an amendment to the June 25, 2000 agreement between the parties, whereby Liberty was to receive 54.1 million shares of United class B common stock in exchange for transferring to United its approximately 724 million ordinary shares in Telewest Communications Plc (LN: TWT; NASDAQ ADRs (10:1): TWSTY). Under the

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     modified agreement, Liberty will retain ownership of its interest in
     Telewest.

In addition, United has committed to fully subscribe to a ?1.0 billion (US$910 million) rights offering to shareholders of its European subsidiary, United Pan-Europe Communications, N.V. ("UPC"), which was separately announced by UPC today. The price for the rights offering has been established at ?8.00 (US$7.27) per ordinary share, or an 18% discount to UPC's closing price on February 22, 2001, and representing an issuance of 125 million common shares. Subject to appropriate regulatory approvals, the rights will be distributed after publication of UPC's results for the fiscal year ended December 31, 2000. These results are scheduled to be released on April 2, 2001. United also has agreed that any amount of the ?1.0 billion which it is not required to contribute due to the participation of other shareholders in the rights offering will be used to purchase additional ordinary shares from UPC at ?11.40 (US$10.36) per ordinary share, which is the average closing price of UPC on the Amsterdam Exchange over the five trading days ended February 21, 2001.

o The investment by United into UPC represents an amendment to the June 25, 2000 agreement whereby United was to transfer the 724 million shares of Telewest to UPC in exchange for 128.2 million UPC shares, representing an issue price for UPC of approximately ?10.82 (US$9.83) per ordinary share based upon the value of the Telewest stock as of February 22, 2001.

As previously announced, the parties plan to close on the acquisition of Liberty's Latin American and other assets (excluding Liberty's Puerto Rican cable operations which will not be transferred) as soon as practicable after receiving consents and approvals, currently expected to occur in the second quarter of 2001.

Key terms of the Preferred Stock issued to Liberty include the following:

o    $1.4 billion proceeds and face amount.
o 0% dividend, participates in common dividends on an "as converted" basis, perpetual maturity and nominal liquidation preference.
o Convertible into 54,111,957 shares of United's Class A Common Stock or, subject to certain conditions, Class B Common Stock at the option of the holders, and, upon the occurrence of certain future events, would be automatically converted into an identical number of shares of United's Class B Common Stock.
o    Effective issue price of $25.87 per common share.
o    Ranks junior to United's existing convertible preferred shares.
o    Votes on an "as converted" basis.

When the $1.0 billion of Preferred Stock is converted to class B common of United and is combined with Liberty's existing holdings, Liberty will have a 30% economic and 71% voting interest in United, on a fully-diluted basis. As agreed upon in the June 25, 2000 agreement, Liberty will be bound by voting and standstill agreements with United and its controlling stockholders, and will

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appoint 4 of 12 directors. Upon completion of the Latin American transaction and the issuance of the remaining Preferred Stock, and assuming conversion of the Preferred Stock into class B common of United, Liberty will have a 43% economic and 81% voting stake in United.

In announcing the transaction, Gene Schneider, Chairman and CEO of United, said, "This revised transaction is a winner for United and UPC shareholders and bondholders. First, it accomplishes one of our most important objectives: raising new equity capital for our businesses. Second, it ensures quick and definitive closure of our transaction with Liberty."

John Malone, Chairman of Liberty said, "Replacing the Telewest stock with a direct cash injection is in the interest of all parties and will allow United and its subsidiaries to continue the development of their existing business plans without unnecessary financing constraints. In addition, we intend to retain the Telewest stake within the Liberty group and look forward to working with Telewest and UPC to realize the strategic benefits of our ownership in these important assets."

Mike Fries, President and COO of United commented, "An added benefit of this revised deal is the additional capital it will provide UGC at the parent level. This will enable us to support the continued growth of our operations outside of Europe. We look forward to expanding our presence in Latin America through the acquisition of Liberty's assets and remain committed to our Australasian operations."

                                     * * *

About UnitedGlobalCom:
United is the largest international communications provider of video, voice and data services with operations in 26 countries. At December 31, 2000, United's networks, in aggregate, reached over 17 million homes and served 9.5 million video customers. In addition, the company's telephony business had approximately 600,000 telephony subscribers and its high speed Internet access business had nearly 450,000 accounts.

United's significant operating subsidiaries include United Pan-Europe Communications N.V. (UPC) (53% owned), the largest pan-European broadband communications company; Austar United Communications (73% owned) a leading satellite, cable television and telecommunications provider in Australia and New Zealand; and VTR Global Com (100% owned), the largest cable television and competitive telephony provider in Chile.

About Liberty Media:
Liberty Media holds interests in a broad range of video programming, communications, technology and Internet businesses in the United States, Europe, South America and Asia.

                                     * * *

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Contacts:

   For UnitedGlobalCom:                     For Liberty Media:

   Investors:
   Rick Westerman, CFO                      Vivian Carr, SVP Investor Relations


   Tel:      303-220-6647                   Tel:     720-875-5420
   Fax:      303-770-3464                   Fax:     720-875-5445
   Email:    rwesterman@unitedglobal.com

   Press:
   Jim Carlson, Corporate Communications
   Tel:      303-220-6662
   Fax:      303-770-4207
   Mobile:   303-808-4955
   Email:    jcarlson@unitedglobal.com

                                     * * *

This announcement is neither an offer to sell nor a solicitation of an offer to purchase securities. The rights offering will be made only through a prospectus. In connection with this proposed rights offering, UPC will file a registration statement with the SEC and a prospectus will be included in that registration statement. Shareholders are urged to read the prospectus and other relevant documents to be filed with the SEC because they will include important information.

                                     * * *

NOTE: Except for historical information contained herein, this news release contains forward looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These forward looking statements include timing of the UPC rights offering and timing of the closing of the additional Liberty assets to be transferred to United. These risks and uncertainties include regulatory approvals, as well as other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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